UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 28, 2014

ANTIVIRAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	26-1188469
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Suite 1211, Tower II, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices)
(852) 2317 1291
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Chief Executive Officer and Director

On March 28, 2014, Dr. Bill Piu Chan resigned as Chief Executive Officer of the Registrant. The resignation of Dr. Chan was not due to a disagreement with the company, and Dr. Chan will continue to serve as a member of board of directors of the Registrant

Appointment of New Chief Executive Officer and Director

On March 28, 2014, Ms. Patricia Leung was appointed as Chief Executive Officer of the Registrant.

Leung Yee Ying, Patricia, age 52, was appointed as CEO of the Registrant on March 28, 2014.  Ms. Leung is one of the founders of Walcom Group Limited, a company which is listed on the AIM Market of the London Stock Exchange.  Walcom is actively involved in biotechnology research and development and commercialization of proprietary products.  Ms. Leung has been a senior administration manager of Walcom for more than 15 years.    Ms. Leung received a B.S. degree from University of Toronto, Canada, in 1985.    Ms. Leung is the spouse of Francis Chi, who is a member of the Registrant’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIVIRAL TECHNOLOGIES, INC.

Dated: March 31, 2014

By:

/s/ Kin Chung CHENG

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Kin Chung CHENG, Chief Financial Officer

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